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                                                                    EXHIBIT 4.8


BOS-BUS:298647


                SECOND AMENDED AND RESTATED TRADEMARK COLLATERAL
                         SECURITY AND PLEDGE AGREEMENT


         SECOND AMENDED AND RESTATED TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of August 30, 1996, among (a) BARRY'S JEWELERS, INC., a California corporation (the "Assignor"), and (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Collateral Agent under the Collateral Agency Agreement (as defined below) (hereinafter, in such capacity, the "Secured Party"), for the benefit of the Creditors (as hereinafter defined).

         WHEREAS, in connection with (i) an Amended and Restated Revolving Credit Agreement dated as of December 21, 1995 (as amended and in effect from time to time, the "Prior Credit Agreement"), among the Company, the financial institutions party thereto (the "Lenders"), and The First National Bank of Boston as agent for the Lenders, which amended and restated in its entirety a Revolving Credit Agreement dated as of December 23, 1993 (as amended and in effect from time to time, the "Original Credit Agreement"), and (ii) an Indenture dated as of December 22, 1993 (as amended and in effect from time to time, the "Indenture"), among the Company and First Trust National Association, as trustee (the "Trustee"), the Company and the Secured Party previously executed and delivered an Amended and Restated Security Agreement dated as of December 21, 1995 (the "Prior Security Agreement"), pursuant to which the Company confirmed and continued its grant to the Secured Party, for the benefit of the Creditors and the Secured Party, of a security interest in certain of the Assignor's personal property and fixture assets (as more fully defined in the Security Agreement, the "Collateral");

         WHEREAS, pursuant to the Prior Security Agreement, the Company and the Secured Party previously executed and delivered an Amended and Restated Trademark Collateral Security and Pledge Agreement dated as of December 21, 1995 (the "Prior Trademark Agreement"), pursuant to which the Company confirmed and continued its grant to the Secured Party, for the benefit of the Creditors and the Secured Party, of a security interest in certain trademark collateral, including but not limited to the trademarks, service marks, trademark and service mark registrations, and trademark and service mark registration applications listed on Schedule A to the Prior Trademark Security Agreement, all to secure the payment and performance of the Obligations (as hereinafter defined);

         WHEREAS, the Prior Credit Agreement has been amended and restated in its entirety pursuant to a Second Amended and Restated Revolving Credit Agreement dated





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as of the date hereof (as amended and in effect from time to time, the
"Restated Credit Agreement") among the Company, the Lenders and The First National Bank of Boston as agent for the Lenders (in such capacity, the "Agent");

         WHEREAS, the Trustee and the Company have made certain modifications and amendments to the Indenture and the Debentures;

         WHEREAS, the Prior Security Agreement has been amended and restated in its entirety pursuant to a Second Amended and Restated Security Agreement dated as of the date hereof (as amended and in effect from time to time, the "Security Agreement") between the Company and the Secured Party, for the benefit of the Creditors and the Secured Party;

         WHEREAS, the rights and obligations of the Secured Party and the Creditors with respect to the Collateral are further set forth in the Collateral Agency Agreement dated as of December 22, 1993, as amended by an amendment dated as of December 21, 1995 and as further amended by an amendment dated as of the date hereof (as so amended and as hereafter amended and in effect from time to time, the "Collateral Agency Agreement"), among the Secured Party, the Agent and the Trustee;

         WHEREAS, it is a condition precedent to (i) the Lenders' entering into the Restated Credit Agreement and making any loans or otherwise extending credit to the Company under the Restated Credit Agreement and (ii) the Trustee entering into the amendments to the Indenture and the Debentures that the Company execute and deliver to the Secured Party for the benefit of the Creditors and the Secured Party, a Trademark Agreement in substantially the form hereof;

         WHEREAS, the Assignor wishes to amend and restate in its entirety the Prior Trademark Agreement in order to confirm and continue its grant of security interests in favor of the Secured Party in the Pledged Trademarks (as defined herein), as herein provided; and

         WHEREAS, this Trademark Agreement is supplemental to the provisions contained in the Security Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Collateral Agency Agreement, and if not defined therein, shall have the respective meanings provided therefor in the Credit Agreement and the Security Agreement. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Trademark Agreement referred to below:





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         Agent.  As defined in the preamble hereto and shall include any replacement or successor Agent under the Restated Credit Agreement or any like agent (or replacement thereof or successor thereto) under any other Credit Agreement.

         Assignment of Marks.  See Section 2(a) hereof.

         Associated Goodwill. All goodwill of the Assignor and its business, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.

         Credit Agreement. The Restated Credit Agreement and the Loan Documents (as defined therein), and any agreement or agreements designated as a "Credit Agreement" under the Collateral Agency Agreement by written notice by the Assignor to the Secured Party with the written consent of the Agent and governing Indebtedness all or part of which was incurred to refund, refinance or replace all or any portion of the Indebtedness under the Restated Credit Agreement, as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified (including by increasing the amount of Indebtedness thereunder) from time to time.

         Creditors. The "Secured Parties", as defined in the Collateral Agency Agreement.

         Event of Default. An "Actionable Default", as defined in the Collateral Agency Agreement.

         Obligations. Secured Obligations, as defined in the Collateral Agency Agreement.

         Pledged Trademarks. All of the Assignor's right, title and interest in and to all of the Trademarks, the Trademark Registrations, the Trademark
License Rights, the Trademark Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing.

         PTO.  The United States Patent and Trademark Office.

         Related Assets. All assets, rights and interests of the Assignor that uniquely reflect or embody the Associated Goodwill, including the following:

         (a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

         (b) the following documents and things in the possession or under the control of the Assignor, or subject to its demand for possession or control, related to the production, delivery, provision and sale by the Assignor, or any affiliate, franchisee, licensee or





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contractor, of products or services sold by or under the authority of the
Assignor in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

                 (i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignor, its affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer's, dealer's or distributor's name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

                 (ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

                 (iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and

                 (iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignor (or any of its affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

         Requisite Party.  As defined in the Collateral Agency Agreement.

         Secured Party. As defined in the preamble hereto and shall include any successor Collateral Agent under the Collateral Agency Agreement.

         Security Agreement. The Second Amended and Restated Security Agreement entered into as of the date hereof between the Assignor and the Secured Party, as amended and in effect from time to time.

         Trademark Agreement. This Amended and Restated Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

         Trademark License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignor or the Secured Party to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignor is a party.





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         Trademark Registrations.  All past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignor or the Secured Party, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations.

         Trademark Rights. Any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignor or the Secured Party for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights.

         Trademarks. All of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignor, that (a) are set forth on Schedule A hereto, or (b) have been adopted, acquired, owned, held or used by the Assignor or are now owned, held or used by the Assignor, in the Assignor's business, or with the Assignor's products and services, or in which the Assignor has any right, title or interest, or (c) are in the future adopted, acquired, owned, held and used by the Assignor in the Assignor's business or with the Assignor's products and services, or in which the Assignor in the future acquires any right, title or interest.

         use. With respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignor or its business or for the direct or indirect benefit of the Assignor or its business, including all such uses by the Assignor itself, by any of the affiliates of the Assignor, or by any franchisee, licensee or contractor of the Assignor.

         Unless otherwise provided herein, the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Trademark Agreement.

         Section 2.       GRANT OF SECURITY INTEREST.

         Section 2.1. SECURITY INTEREST; ASSIGNMENT OF MARKS. As collateral security for the payment and performance in full of all of the Obligations, the Assignor hereby ratifies the grant, pledge and mortgage to the Secured Party, for the benefit of the Creditors and the Secured Party, made pursuant to the Prior Trademark Agreement of, and further hereby unconditionally grants to the Secured Party, for the benefit of the Creditors and the





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Secured Party, a continuing security interest in and first priority lien on the
Pledged Trademarks, and pledges and mortgages (but does not transfer title to) the Pledged Trademarks to the Secured Party for the benefit of the Creditors and the Secured Party. In addition, the Assignor has executed in blank and delivered to the Secured Party an assignment of federally registered trademarks in substantially the form of Exhibit 1 hereto (the "Assignment of Marks"). The Assignor hereby authorizes the Secured Party to complete as assignee and record with the PTO the Assignment of Marks upon the occurrence and during the continuance of an Event of Default and the proper exercise of the Secured Party's remedies under this Trademark Agreement and the Security Agreement.

         Section 2.2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the grant, pledge and mortgage of the Pledged Trademarks provided in Section 2.1 hereof, the Assignor grants, assigns, transfers, conveys and sets over to the Secured Party, for the benefit of the Banks and the Secured Party, the Assignor's entire right, title and interest in and to the Pledged Trademarks; provided that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) upon or after the occurrence and during the continuance of an Event of Default and (b) either (i) upon the written demand of the Secured Party at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Secured Party) upon an Event of Default for which acceleration of the Loans is automatic under the Credit Agreement or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Assignor to the Secured Party or its nominee in lieu of foreclosure).

         Section 2.3. SUPPLEMENTAL TO SECURITY AGREEMENT. Pursuant to the Security Agreement the Assignor has granted to the Secured Party, for the benefit of the Creditors and the Secured Party, a continuing security interest in and lien on the Collateral (including the Pledged Trademarks). The Security Agreement, and all rights and interests of the Secured Party in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Trademark Agreement, the grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Trademark Agreement (or any document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Secured Party in the Collateral (including the Pledged Trademarks) pursuant to the Security Agreement and this Trademark Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code (including the security interest in the Pledged Marks), or any present or future rights and interests of the Secured Party in and to the Collateral under or in connection with the Security Agreement, this Trademark Agreement or the Uniform Commercial Code. Any and all rights and interests of the Secured Party in and to the Pledged Trademarks (and any and all obligations of the Assignor with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Secured Party (and the obligations of the Assignor) in, to or with respect to the Collateral (including the Pledged Trademarks) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.





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         Section 3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.  The
Assignor represents, warrants and covenants that: (a) Schedule A sets forth a true and complete list of all Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (b) the Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (c) to the best of the Assignor's knowledge, each of the Trademarks and Trademark Registrations is valid and enforceable; (d) to the best of the Assignor's knowledge, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (e) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignor's knowledge, there is no infringement by the Assignor of the trademark rights of others; (f) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Pledged Trademarks listed on Schedule A attached hereto (other than ownership and other rights reserved by third party owners with respect to Trademarks that the Assignor is licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by such Assignor not to sue third persons, other than the security interest and assignment created by the Security Agreement and this Trademark Agreement and other than liens granted under the Receivables Securitization Facility for which releases have been obtained and delivered to the Collateral Agent; (g) the Assignor has the unqualified right to enter into this Trademark Agreement and to perform its terms and will, at the request of the Collateral Agent, enter into written agreements with each of its present and future advertising and marketing agents and consultants, licensors and licensees that will enable them to comply with the covenants herein contained; (h) the Assignor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Trademarks;
(i) the Assignor has used, and will continue to use for the duration of this Trademark Agreement, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks; (j) this Trademark Agreement, together with the Security Agreement, will create in favor of the Secured Party a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause (k) of this Section 3; and (k) except for the filing of financing statements in the filing office of the state of California under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either
(i) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Assignor, or (ii) for the perfection of or the exercise by the Secured Party of any of its rights and remedies hereunder.

         Section 4. INSPECTION RIGHTS. The Assignor hereby grants to each of the Secured Party and the Creditors and its employees and agents the right to visit the Assignor's plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.





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         Section 5.       NO TRANSFER OR INCONSISTENT AGREEMENTS.  Without the
Secured Party's prior written consent, and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor's business consistent with past practices, the Assignor will not (a) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, or (b) enter into any agreement that is inconsistent with the Assignor's obligations under this Trademark Agreement or the Security Agreement.

         Section 6.       AFTER-ACQUIRED TRADEMARKS, ETC.

         Section 6.1. AFTER-ACQUIRED TRADEMARKS. If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Agreement shall automatically apply thereto and the Assignor shall promptly provide to the Secured Party notice thereof in writing and execute and deliver to the Secured Party such documents or instruments as the Secured Party may reasonably request further to implement, preserve or evidence the Secured Party's interest therein.

         Section 6.2. AMENDMENT TO SCHEDULE. The Assignor authorizes the Secured Party to modify this Trademark Agreement and the Assignment of Marks, without the necessity of the Assignor's further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under Section 2 or Section 6 hereof.

         Section 7.       TRADEMARK PROSECUTION.

         Section 7.1. ASSIGNOR RESPONSIBLE. The Assignor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold each of the Secured Party and the Creditors harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Secured Party or any Creditor in connection with the Secured Party's interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain trademark counsel acceptable to the Secured Party.

         Section 7.2. ASSIGNOR'S DUTIES, ETC. The Assignor shall have the right and the duty, through trademark counsel acceptable to the Secured Party, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Agreement or thereafter, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed





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trademark registration application, or any Trademark Registration or Trademark, without the consent of the Secured Party, which consent shall not be unreasonably withheld.

         Section 7.3. ASSIGNOR'S ENFORCEMENT RIGHTS. The Assignor shall have the right and the duty to bring suit or other action in the Assignor's own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. The Assignor may require the Secured Party to join in such suit or action as necessary to assure the Assignor's ability to bring and maintain any such suit or action in any proper forum if (but only if) the Secured Party is completely satisfied that such joinder will not subject the Secured Party or any Creditor to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Secured Party for all damages, costs and expenses, including legal fees, incurred by the Secured Party pursuant to this Section 7.3.

         Section 7.4. PROTECTION OF TRADEMARKS, ETC. In general, the Assignor shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

         Section 7.5. NOTIFICATION BY ASSIGNOR. Promptly upon obtaining knowledge thereof, the Assignor will notify the Secured Party in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignor's rights, title or interests in and to the Pledged Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Pledged Trademarks, the ability of the Assignor or the Secured Party to dispose of any of the Pledged Trademarks or the rights and remedies of the Secured Party in relation thereto (including but not limited to the levy of any legal process against any of the Pledged Trademarks).

         Section 8. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in addition to all other rights and remedies given it by this Trademark Agreement (including, without limitation, those set forth in Section 2.2 hereof), the Credit Agreement, the Security Agreement and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and, without limiting the generality of the foregoing, the Secured Party may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all expenses incurred by the Secured Party in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Security Agreement. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignor at least five (5)





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days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Secured Party may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

         Section 9. COLLATERAL PROTECTION. If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Secured Party, in its own name or that of the Assignor (in the sole discretion of the Secured Party), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Secured Party for any cost or expense incurred by the Secured Party in so doing.

         Section 10. POWER OF ATTORNEY. If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Secured Party (and any officer or Secured Party of the Secured Party as the Secured Party may select in its exclusive discretion) as the Assignor's true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignor's name on all applications, documents, papers and instruments necessary for the Secured Party to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Secured Party to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof and releases each of the Secured Party and the Creditors from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Secured Party under this power of attorney (except for the Secured Party's gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

         Section 11. FURTHER ASSURANCES. The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Secured Party may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Secured Party the grant, perfection and priority of the Secured Party's security interest in the Pledged Trademarks.

         Section 12. TERMINATION. This Trademark Agreement shall terminate in accordance with the requirements of Section 12.6 of the Collateral Agency Agreement, and the Secured Party shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Secured Party by the Assignor pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Secured Party pursuant hereto or the Security Agreement.

         Section 13. COURSE OF DEALING. No course of dealing between the Assignor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Security Agreement or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 14. EXPENSES. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred by the Secured Party in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignor.

         Section 15. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         Section 16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER THE SECURED PARTY NOR ANY CREDITOR ASSUMES ANY LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE SECURED PARTY AND THE CREDITORS FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE SECURED PARTY OR ANY CREDITORS WITH RESPECT TO SUCH LIABILITIES.

         Section 17. NOTICES. All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

                 (a) if to the Assignor, at 111 West Lemon Avenue, Monrovia, California, 91016 Attention: President, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with copies to the Chief Financial Officer; and

                 (b) if to the Secured Party, at 100 Federal Street, Boston, Massachusetts, 02110, Asset Based Lending Division, Attention: Maureen
H. Forrester, Vice President, or at such other address for notice as the Secured Party shall last have furnished in writing to the person giving the notice with copies to Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, Attention: Edwin E. Smith, Esquire.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile, (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         Section 18. AMENDMENT AND WAIVER. This Trademark Agreement is subject to modification only by a writing signed by the Secured Party (with the consent of the Requisite Party) and the Assignor, except as provided in Section
6.2 hereof. The Secured Party shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Secured Party and the Requisite Party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

         Section 19. GOVERNING LAW; CONSENT TO JURISDICTION. THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Assignor agrees that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in Section 17 hereof. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         Section 20. WAIVER OF JURY TRIAL. THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (a) certifies that neither the Secured Party or any Creditor nor any representative, Secured Party or attorney of the Secured Party or any Creditor has represented, expressly or otherwise, that the Secured Party or any Creditor would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Secured Party or any Creditor is a party, the Secured Party and the Creditors are relying upon, among other things, the waivers and certifications contained in this Section 20.

         Section 21. MISCELLANEOUS. The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Secured Party, the Creditors and their respective successors and assigns. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Credit Agreement, or between this Trademark Agreement and the Security Agreement, the provisions of the Credit Agreement or the Security Agreement, as the case may be, shall control. If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Trademark Agreement. This Trademark Agreement may not be amended or supplemented except by a writing signed by the Assignor and the Secured Party; provided, however, that any such amendment or supplementation must comply with the provisions of Section 9(a) of the Collateral Agency Agreement. Notwithstanding any provision of this Trademark Agreement, the Secured Party is not authorized to release any Pledged Trademarks or to provide any such release, termination statement or instrument of subordination in violation of
Section 8 of the Collateral Agency Agreement. Notwithstanding any provision in this Agreement to the contrary, to the extent any provisions of this Agreement conflict with the Credit Agreement, the Collateral Agency Agreement or the Indenture, the provisions of the Credit Agreement and the Collateral Agency Agreement shall be controlling.

         IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.



                                 BARRY'S JEWELERS, INC.


                                 By:_________________________________________
                                    Thomas S. Liston, Chief Financial Officer


                                 THE FIRST NATIONAL BANK OF BOSTON,
                                  as Secured Party



                                 By:_________________________________________
                                    Elizabeth A. Ratto, Vice President

                         CERTIFICATE OF ACKNOWLEDGMENT


STATE OF __________________________________                 )
                                                            )     ss.
COUNTY OF   ________________________________________________)


         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of August, 1996 personally appeared Thomas S. Liston to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Financial Officer of Barry's Jewelers, Inc. and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Chief Financial Officer acknowledged said instrument to be the free act and deed of said corporation.



                                         ______________________________________
                                         Notary Public
                                         My commission expires:

                                                                       Exhibit 1


               ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS (U.S.)


         WHEREAS, BARRY'S JEWELERS, INC., a corporation organized and existing under the laws of the State of California, having a place of business at 111 West Lemon Avenue, Monrovia, California 91016 (the "Assignor"), has adopted and used and is using the trademarks and service marks (the "Marks") identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office identified on such Annex; and

         WHEREAS, _________________________________, a
______________________________ organized and existing under the laws of the State of , having a place of business at _____________________ (the "Assignee"), is desirous of acquiring the Marks and the registrations thereof and registration applications therefor;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Marks, together with
(a) the registrations of and registration applications for the Marks, (b) the goodwill of the business symbolized by and associated with the Marks and the registrations thereof, and (c) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registrations thereof or such associated goodwill.

         This Assignment of Trademarks and Service Marks (U.S.) is intended to and shall take effect as a sealed instrument at such time as the Assignee shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Trademarks and Service Marks (U.S.) below.

         IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this __ _ day of _________, 199__.


                                       BARRY'S JEWELERS, INC.

                                       By:_____________________________________
                                            Title:


         The foregoing assignment of the Marks and the registrations thereof and registration applications therefor by the Assignor to the Assignee is hereby accepted as of the _____________ day of ___________________________________, 199___.





                                       By:_____________________________________
                                       Title:__________________________________



STATE OF NEW YORK                                 )
                                                  )     ss.
COUNTY OF   ______________________________________)


         On this the _____________ day of August, 1996, before me appeared _________________________ the person who signed this instrument, who acknowledged that he is the ____________________ of Barry's Jewelers, Inc. and that being duly authorized he signed such instrument as a free act on behalf of Barry's Jewelers, Inc.


                                         ______________________________________
                                         Notary Public
        [Seal]                           My commission expires:

              Annex to Assignment of Trademarks and Service Marks




                                   Registrations --
                     United States Patent and Trademark Office
Trademark or
Service Mark                  Registration No.            Registration Date




               [List chronologically in ascending numerical order]




                               Pending Applications --
                  United States Patent and Trademark Office
Trademark or
Service Mark               Serial No.                       Filing Date